CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 33 to Registration Statement No. 033-31072 on Form N-1A of our reports dated February 16, 2010, relating to the financial statements and financial highlights of Lord Abbett Series Fund, Inc., including Bond-Debenture Portfolio, Capital Structure Portfolio (formerly America’s Value Portfolio), Classic Stock Portfolio (formerly Large-Cap Core Portfolio), Fundamental Equity Portfolio (formerly All Value Portfolio), Growth and Income Portfolio, Growth Opportunities Portfolio, International Opportunities Portfolio (formerly International Portfolio) and Mid-Cap Value Portfolio, appearing in the Annual Reports on Form N-CSR of Lord Abbett Series Fund, Inc. for the year ended December 31, 2009, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

DELOITTE & TOUCHE LLP

New York, New York

April 23rd, 2010